Exhibit 99.1
NEWPARK RESOURCES REPORTS FIRST QUARTER 2024 RESULTS

THE WOODLANDS, Texas – May 2, 2024 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the first quarter ended March 31, 2024.
FIRST QUARTER 2024 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Net income +30% to $7.3 million, or $0.08 per diluted share
•Adjusted Net Income of $8.9 million, or $0.10 per diluted share
•Adjusted EBITDA +1% to $21.3 million
•Adjusted EBITDA margin of 12.6%, +210 basis points
•Total Debt of $77 million, Net Debt of $40 million and Net Leverage of 0.5x as of March 31, 2024

	First Quarter
(In millions)	2024	2023	Change
Revenues	$169.1	$200.0	$(30.9)
Operating income	$11.9	$10.1	$1.8
Net cash provided by operating activities	$12.0	$29.4	$(17.4)
Free Cash Flow	$(0.8)	$23.2	$(24.0)
Fluids Systems Segment
Revenues	$120.1	$144.2	$(24.1)
Operating income	$6.8	$3.5	$3.3
Adjusted EBITDA	$8.6	$8.7	$(0.1)
Operating margin (%)	5.7%	2.4%	330	bps
Adjusted EBITDA margin (%)	7.2%	6.0%	120	bps
Industrial Solutions Segment
Revenues	$49.0	$55.9	$(6.9)
Operating income	$12.9	$14.5	$(1.6)
Adjusted EBITDA	$18.0	$19.7	$(1.7)
Operating margin (%)	26.4%	25.9%	50	bps
Adjusted EBITDA margin (%)	36.8%	35.3%	150	bps
MANAGEMENT COMMENTARY
“Early into 2024, we’ve continued to advance our multi-year value creation strategy as we position Newpark to become a market-leading, pure-play specialty rental business serving the global worksite access market,” stated Matthew Lanigan, President and CEO of Newpark. “Our focus on asset optimization, operational excellence and returns-focused capital deployment contributed to 210 basis points of Adjusted EBITDA margin expansion in the first quarter, including contributions from both our Industrial Solutions and Fluids Systems segments as well as our corporate office.”
“Within our Industrial Solutions business, our first quarter performance reflects a combination of improved operating leverage and a more favorable sales mix, resulting in segment EBITDA margin of nearly 37%, an increase of 150 basis points versus the prior-year period,” continued Lanigan. “While segment revenue declined versus the prior-year period due to the timing of product sales supporting customer projects, rental demand conditions strengthened as the quarter progressed, with rental volumes reaching record levels entering the second quarter. We also continued to expand our rental fleet during the first quarter, positioning us to capitalize on strengthening demand conditions.”

“Within our Fluids Systems business, a combination of stronger international activity, together with the benefits of recent cost actions, contributed to 120 basis points of EBITDA margin expansion,” continued Lanigan. “Our revenues from international operations increased 19% versus the prior year, supported by strong growth from both our Eastern Hemisphere and Canadian operations.”
“We are continuing to work diligently through the Fluids Systems strategic review and remain focused on having the process substantially concluded by mid-year 2024,” noted Lanigan. “By simplifying our business, and focusing exclusively on worksite access industrial solutions, we intend to build a higher margin, more competitive business capable of delivering superior returns on invested capital through the cycle.”
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments in opportunities with superior return profiles, together with a programmatic return of capital program.
During the first quarter 2024, Newpark continued to deliver on its business transformation plan, highlighted by the following (all comparisons versus the prior year period unless otherwise noted):
•Accelerating worksite access solutions demand entering the second quarter 2024. Industrial Solutions revenue from specialty rental and services decreased 3% for the first quarter of 2024, as declines from oil and gas, pipeline and other sectors was partially offset by 7% revenue growth in the utilities sector. Following a subdued start to 2024, rental and service activity strengthened later in the first quarter, setting up for a strong second quarter.
•Fluids Systems segment continues momentum in international operations. The segment delivered strong international revenue growth in the first quarter of 2024, with international operations contributing 75% of Fluids Systems revenue in the quarter. Newpark’s Eastern Hemisphere revenue increased 24% to $68 million and Canada increased 10% to $21 million.
•Delivered margin expansion across reporting segments. Consolidated gross margin increased 280 basis points year-over-year to 20.4%, benefitting from a higher contribution from Industrial Solutions and improving Fluids Systems fundamentals. Adjusted EBITDA margin improved 210 basis points to 12.6% in the first quarter of 2024. Both reporting segments delivered margin expansion compared to the prior year period, with Industrial Solutions segment Adjusted EBITDA margin increasing 150 basis points to 36.8%, and Fluids Systems segment Adjusted EBITDA margin increasing 120 basis points to 7.2%. Margin expansion was attributable to a combination of improved asset optimization and operating expense leverage in Industrial Solutions, along with the positive impacts of improved pricing and restructuring actions in Fluids Systems.
•Robust return of capital program. In February 2024, the Board of Directors increased the authorization for repurchases of common stock up to $50.0 million. In 2023, Newpark repurchased more than $30 million of its common equity, representing more than 7% of total shares outstanding. No share repurchases were made in the first quarter of 2024.
•Driving operational efficiency through streamlining efforts. During the first quarter of 2024, the Company continued to take actions to streamline our overhead structure across both segments and the corporate office, generating approximately $3 million in annual cost savings.
•Strategic Review of Fluids Process Underway. The Company remains actively engaged in a strategic review of its Fluids Systems segment and anticipates the review will be substantially completed by mid-year 2024.

FINANCIAL PERFORMANCE
In the first quarter 2024, Newpark generated net income of $7.3 million, or $0.08 per diluted share, on total revenue of $169.1 million, compared to net income of $5.6 million, or $0.06 per diluted share, on total revenue of $200.0 million, in the prior year period.
The Company reported first quarter Adjusted Net Income of $8.9 million, or $0.10 per diluted share, compared to Adjusted Net Income of $8.2 million, or $0.09 per diluted share, in the prior year period. Newpark reported Adjusted EBITDA of $21.3 million in the first quarter of 2024, or 12.6% of total revenue, compared to $21.0 million, or 10.5% of total revenue, in the first quarter of 2023.
The Industrial Solutions segment generated revenues of $49.0 million in the first quarter of 2024, compared to $55.9 million in the prior year period. Segment operating income was $12.9 million in the first quarter, compared to $14.5 million in the prior year period. The first quarter 2024 Industrial Solutions segment operating income includes a $0.6 million gain on legal settlement, offset by $0.5 million in severance costs.
The Fluids Systems segment generated revenues of $120.1 million in the first quarter of 2024, compared to $144.2 million in the prior year period. Segment operating income was $6.8 million in the first quarter, compared to $3.5 million in the prior year period. The first quarter 2024 Fluids Systems segment operating income includes $0.8 million in severance costs and transaction expenses related to the ongoing Fluids Systems segment sale process, offset by a $0.8 million gain on insurance recovery. The first quarter 2023 Fluids Systems segment operating results included $3.2 million in charges primarily related to facility exit and severance costs.
Corporate office expenses were $7.9 million in the first quarter of 2024, compared to $7.8 million in the prior year period. The first quarter 2024 corporate office expenses include $2.1 million in transaction expenses related to the ongoing Fluids Systems segment sale process and severance costs.
BALANCE SHEET AND LIQUIDITY
As of March 31, 2024, Newpark had total cash of $38 million and available liquidity under its ABL credit facility of $58 million. At the end of the first quarter, the Company had total Net Debt outstanding of $40 million, or 0.5x its trailing twelve-month Adjusted EBITDA as of March 31, 2024.
Newpark generated $12 million of operating cash flow in the first quarter of 2024. Capital investments totaled $13 million, net, in the first quarter of 2024, primarily related to the expansion of Newpark’s composite matting rental fleet.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of May 2, 2024 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2024, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $230 million to $240 million and segment Adjusted EBITDA in a range of $80 million to $85 million
•Total Industrial Solutions capital expenditures in a range of $30 million to $35 million

FIRST QUARTER 2024 RESULTS CONFERENCE CALL
A conference call will be held Friday, May 3, 2024 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.newpark.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-245-3047
International Live:	203-518-9765
Conference ID:	NRQ124
To listen to a replay of the teleconference, which subsequently will be available through May 10, 2024:

Domestic Replay:	888-723-6062
International Replay:	402-220-2665
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our exploration of strategic alternatives for the long-term positioning of our Fluids Systems division; divestitures; the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflicts in Europe and the Middle East; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Noel Ryan or Paul Bartolai
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$169,107	$167,816	$200,030
Cost of revenues	134,587	137,020	164,738
Selling, general and administrative expenses	24,344	23,329	25,410
Other operating (income) loss, net	(1,683)	(435)	(261)
Impairments and other charges	—	3,540	—
Operating income	11,859	4,362	10,143

Foreign currency exchange (gain) loss	(31)	495	319
Interest expense, net	1,750	1,919	2,089
Income before income taxes	10,140	1,948	7,735

Provision for income taxes	2,847	2,424	2,115
Net income (loss)	$7,293	$(476)	$5,620

Calculation of EPS:
Net income (loss) - basic and diluted	$7,293	$(476)	$5,620

Weighted average common shares outstanding - basic	85,001	85,003	88,573
Dilutive effect of stock options and restricted stock awards	2,244	—	1,997
Weighted average common shares outstanding - diluted	87,245	85,003	90,570

Net income (loss) per common share - basic:	$0.09	$(0.01)	$0.06
Net income (loss) per common share - diluted:	$0.08	$(0.01)	$0.06

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues
Fluids Systems	$120,140	$121,361	$144,174
Industrial Solutions	48,967	46,455	55,856
Total revenues	$169,107	$167,816	$200,030

Operating income (loss)
Fluids Systems	$6,836	$(1,147)	$3,466
Industrial Solutions	12,936	11,415	14,483
Corporate office	(7,913)	(5,906)	(7,806)
Total operating income	$11,859	$4,362	$10,143

Segment operating margin
Fluids Systems	5.7%	(0.9)%	2.4%
Industrial Solutions	26.4%	24.6%	25.9%
Fluids Systems operating income for the three months ended March 31, 2023 included a $2.3 million loss associated with our now exited Gulf of Mexico operations.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$37,695	$38,594
Receivables, net	169,723	168,457
Inventories	131,599	141,079
Prepaid expenses and other current assets	8,901	9,094
Total current assets	347,918	357,224

Property, plant and equipment, net	203,293	195,289
Operating lease assets	20,779	20,731
Goodwill	47,253	47,283
Other intangible assets, net	16,323	17,114
Deferred tax assets	3,271	2,628
Other assets	1,992	2,067
Total assets	$640,829	$642,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$16,433	$16,916
Accounts payable	68,370	70,087
Accrued liabilities	39,792	49,281
Total current liabilities	124,595	136,284

Long-term debt, less current portion	61,005	58,117
Noncurrent operating lease liabilities	17,479	17,404
Deferred tax liabilities	7,256	8,307
Other noncurrent liabilities	8,905	6,860
Total liabilities	219,240	226,972

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,669,464 shares issued, respectively)	1,117	1,117
Paid-in capital	641,061	639,645
Accumulated other comprehensive loss	(65,374)	(62,839)
Retained earnings	18,137	10,773
Treasury stock, at cost (26,467,812 and 26,471,738 shares, respectively)	(173,352)	(173,332)
Total stockholders’ equity	421,589	415,364
Total liabilities and stockholders’ equity	$640,829	$642,336

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$7,293	$5,620
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	7,411	7,895
Stock-based compensation expense	1,495	1,738
Provision for deferred income taxes	(1,551)	(726)
Credit loss expense	137	272
Gain on sale of assets	(390)	(554)
Gain on insurance recovery	(874)	—
Amortization of original issue discount and debt issuance costs	131	138
Change in assets and liabilities:
(Increase) decrease in receivables	(3,140)	27,287
(Increase) decrease in inventories	8,250	(3,870)
Decrease in other assets	39	1,098
Decrease in accounts payable	(306)	(1,233)
Decrease in accrued liabilities and other	(6,545)	(8,221)
Net cash provided by operating activities	11,950	29,444

Cash flows from investing activities:
Capital expenditures	(13,882)	(6,972)
Proceeds from divestitures	—	7,153
Proceeds from sale of property, plant and equipment	1,143	740
Net cash provided by (used in) investing activities	(12,739)	921

Cash flows from financing activities:
Borrowings on lines of credit	52,561	76,447
Payments on lines of credit	(48,633)	(90,212)
Purchases of treasury stock	—	(15,006)
Proceeds from employee stock plans	17	—
Other financing activities	(3,356)	(1,499)
Net cash provided by (used in) financing activities	589	(30,270)

Effect of exchange rate changes on cash	(761)	375

Net increase (decrease) in cash, cash equivalents, and restricted cash	(961)	470
Cash, cash equivalents, and restricted cash at beginning of period	38,901	25,061
Cash, cash equivalents, and restricted cash at end of period	$37,940	$25,531

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA Margin, Net Debt, and Net Leverage.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share
The following tables reconcile the Company’s net income (loss) and net income (loss) per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share:

Consolidated	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss) (GAAP)	$7,293	$(476)	$5,620
Fluids sale process transaction expenses	2,256	894	—
Impairments and other charges	—	3,540	—
Gain on insurance recovery	(874)	—	—
Gain on legal settlement	(550)	—	—
Facility exit costs and other, net	—	—	2,292
Severance costs	1,147	29	955
Tax on adjustments	(416)	(193)	(682)
Adjusted Net Income (non-GAAP)	$8,856	$3,794	$8,185

Adjusted Net Income (non-GAAP)	$8,856	$3,794	$8,185

Weighted average common shares outstanding - basic	85,001	85,003	88,573
Dilutive effect of stock options and restricted stock awards	2,244	2,225	1,997
Weighted average common shares outstanding - diluted	87,245	87,228	90,570

Adjusted Net Income Per Common Share - Diluted (non-GAAP):	$0.10	$0.04	$0.09

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following table reconciles the Company’s net income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Consolidated	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$169,107	$167,816	$200,030

Net income (loss) (GAAP)	$7,293	$(476)	$5,620
Interest expense, net	1,750	1,919	2,089
Provision for income taxes	2,847	2,424	2,115
Depreciation and amortization	7,411	7,865	7,895
EBITDA (non-GAAP)	19,301	11,732	17,719
Fluids sale process transaction expenses	2,256	894	—
Impairments and other charges	—	3,540	—
Gain on insurance recovery	(874)	—	—
Gain on legal settlement	(550)	—	—
Facility exit costs and other, net	—	—	2,292
Severance costs	1,147	29	955
Adjusted EBITDA (non-GAAP)	$21,280	$16,195	$20,966
Adjusted EBITDA Margin (non-GAAP)	12.6%	9.7%	10.5%

Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities (GAAP)	11,950	$36,159	29,444
Capital expenditures	(13,882)	(9,098)	(6,972)
Proceeds from sale of property, plant and equipment	1,143	757	740
Free Cash Flow (non-GAAP)	$(789)	$27,818	$23,212

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$120,140	$121,361	$144,174
Operating income (loss) (GAAP)	$6,836	$(1,147)	$3,466
Depreciation and amortization	1,745	1,957	1,975
EBITDA (non-GAAP)	8,581	810	5,441
Fluids sale process transaction expenses	313	326	—
Impairments and other charges	—	3,540	—
Gain on insurance recovery	(807)	—	—
Facility exit costs and other, net	—	—	2,292
Severance costs	515	29	955
Adjusted EBITDA (non-GAAP)	$8,602	$4,705	$8,688
Operating Margin (GAAP)	5.7%	(0.9)%	2.4%
Adjusted EBITDA Margin (non-GAAP)	7.2%	3.9%	6.0%

Industrial Solutions	Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$48,967	$46,455	$55,856
Operating income (GAAP)	$12,936	$11,415	$14,483
Depreciation and amortization	5,181	5,350	5,257
EBITDA (non-GAAP)	18,117	16,765	19,740
Gain on insurance recovery	(67)	—	—
Gain on legal settlement	(550)	—	—
Severance costs	518	—	—
Adjusted EBITDA (non-GAAP)	$18,018	$16,765	$19,740
Operating Margin (GAAP)	26.4%	24.6%	25.9%
Adjusted EBITDA Margin (non-GAAP)	36.8%	36.1%	35.3%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Revenues	$183,256	$198,498	$167,816	$169,107	$718,677
Net income (loss) (GAAP)	$1,702	$7,670	$(476)	$7,293	$16,189
Interest expense, net	2,146	2,027	1,919	1,750	7,842
Provision for income taxes	2,132	3,995	2,424	2,847	11,398
Depreciation and amortization	7,908	7,704	7,865	7,411	30,888
EBITDA (non-GAAP)	13,888	21,396	11,732	19,301	66,317
Fluids sale process transaction expenses	—	892	894	2,256	4,042
Impairments and other charges	2,816	—	3,540	—	6,356
Gain on insurance recovery	—	—	—	(874)	(874)
Gain on legal settlement	—	—	—	(550)	(550)
Facility exit costs and other, net	1,944	358	—	—	2,302
Severance costs	1,169	506	29	1,147	2,851
Adjusted EBITDA (non-GAAP)	$19,817	$23,152	$16,195	$21,280	$80,444
Adjusted EBITDA Margin (non-GAAP)	10.8%	11.7%	9.7%	12.6%	11.2%

Fluids Systems	Three Months Ended				TTM
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Revenues	$135,181	$141,236	$121,361	$120,140	$517,918
Operating income (loss) (GAAP)	$1,965	$7,573	$(1,147)	$6,836	$15,227
Depreciation and amortization	1,961	1,883	1,957	1,745	7,546
EBITDA (non-GAAP)	3,926	9,456	810	8,581	22,773
Fluids sale process transaction expenses	—	293	326	313	932
Impairments and other charges	2,816	—	3,540	—	6,356
Gain on insurance recovery	—	—	—	(807)	(807)
Facility exit costs and other, net	1,944	358	—	—	2,302
Severance costs	148	40	29	515	732
Adjusted EBITDA (non-GAAP)	$8,834	$10,147	$4,705	$8,602	$32,288
Operating Margin (GAAP)	1.5%	5.4%	(0.9)%	5.7%	2.9%
Adjusted EBITDA Margin (non-GAAP)	6.5%	7.2%	3.9%	7.2%	6.2%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Industrial Solutions	Three Months Ended				TTM
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	March 31, 2024
Revenues	$48,075	$57,262	$46,455	$48,967	$200,759
Operating income (GAAP)	$12,774	$14,336	$11,415	$12,936	$51,461
Depreciation and amortization	5,277	5,224	5,350	5,181	21,032
EBITDA (non-GAAP)	18,051	19,560	16,765	18,117	72,493
Gain on insurance recovery	—	—	—	(67)	(67)
Gain on legal settlement	—	—	—	(550)	(550)
Severance costs	92	162	—	518	772
Adjusted EBITDA (non-GAAP)	$18,143	$19,722	$16,765	$18,018	$72,648
Operating Margin (GAAP)	26.6%	25.0%	24.6%	26.4%	25.6%
Adjusted EBITDA Margin (non-GAAP)	37.7%	34.4%	36.1%	36.8%	36.2%

Net Debt and Net Leverage
The following table reconciles the Company’s total debt calculated in accordance with GAAP to the non-GAAP financial measures of Net Debt and Net Leverage:

(In thousands)	March 31, 2024	December 31, 2023
Current debt	$16,433	$16,916
Long-term debt, less current portion	61,005	58,117
Total Debt	77,438	75,033
Less: cash and cash equivalents	(37,695)	(38,594)
Net Debt	$39,743	$36,439

Adjusted EBITDA (non-GAAP) - TTM	$80,444	$80,130

Net Leverage	0.5x	0.5x
###